Exhibit 2.2
Articles of Merger
Filed April 27, 2001
Nevada Secretary of State
C- 23278-00
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                               ARTICLES OF MERGER

         Pursuant to the provisions of the Nevada Revised Statutes, the undersigned corporations hereby submit the following Articles of Merger for filing for the purpose of merging QUADRIC ACQUISITION CORPORATION, a Nevada corporation ("QUADRIC"), into ZKID NETWORK COMPANY, a Nevada corporation ("ZKID").

                                    ARTICLE I

         The Plan of Merger provides for merging QUADRIC into ZKID. It has been approved, adopted, certified and acknowledged by each of the corporations in accordance with the laws of Nevada. The plan of merger is on file at the principal place of business which is 445 East Erie St., Suite 106, Chicago, IL 60610. A copy of the agreement of merger will be furnished on request and without cost to any shareholder of any corporation that is a party to the merger.

         A.       QUADRIC was organized under the laws of Nevada.
         B.       ZKID was organized under the laws of Nevada.

                                   ARTICLE II

         The merger was duly approved by the unanimous consent of the directors of ZKID and QUADRIC. The shareholders of QUADRIC approved the merger by unanimous consent. A single class of common stock was entitled to vote totaling 5,000,000 shares all of which voted for the merger. This consent was sufficient for approval of the plan of merger. No ZKID shareholder vote was required.

                                   ARTICLE III

         The  surviving  corporation  will be ZKID  NETWORK  COMPANY,  a  Nevada
corporation.   The  disappearing   corporation   will  be  QUADRIC   ACQUISITION
CORPORATION, a Nevada corporation.

         DATED this 26th day of April, 2001.

ZKID NETWORK COMPANY



By: /s/ Donald Weisberg                        By: /s/ Paul Gulli
   --------------------                           ---------------
Name:  Donald Weisberg                         Name:  Paul Gulli
Title: President                               Title: Secretary



QUADRIC ACQUISITION CORPORATION



By: /s/ Donald Weisberg
   --------------------
Name:  Donald Weisberg
Title: President/Secretary